UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On July 11, 2018, the Board of Directors of H.B. Fuller Company (the “Company”) elected Daniel L. Florness to serve as a Class III director of the Company, effective July 11, 2018, for an initial term expiring at the Company’s 2020 annual meeting of shareholders. This expands the number of directors of the Company to 10, nine of whom are independent. Mr. Florness will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Mr. Florness is currently the president and chief executive officer of Fastenal Company. Mr. Florness was named president and chief executive officer of Fastenal Company in 2015. He is a 22-year company veteran who previously served as chief financial officer from 1996 to 2015. During that time and in addition to leading Fastenal’s financial strategy and processes, he oversaw a portion of the company’s manufacturing division, its product development and procurement, and its national accounts business. From 2002 until 2015, he also served as executive vice president. Prior to Fastenal, Mr. Florness spent 10 years with accounting firm, KPMG LLP.

Mr. Florness serves on the board of Fastenal Company. He also serves on several private company and community boards.

Consistent with the current director compensation program described in our 2018 Proxy Statement, for his service as a director of the Company, Mr. Florness will receive an annual cash retainer of $90,000, pro-rated for his time of service on the Board of Directors during fiscal 2018, and an initial grant of 1,300 shares of restricted stock units of the Company.

Other than as described herein, there are no arrangements or understandings between Mr. Florness and any other persons pursuant to which Mr. Florness was selected as a director of the Company. The Board of Directors has considered customer-supplier transactions between the Company and Fastenal Company and has determined that Mr. Florness has no direct or indirect material interest in the transactions. A copy of the press release that discussed Mr. Florness’ election to the Board is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

(e)      On July 12, 2018, the Compensation Committee of the Board of Directors of the Company approved the following increase in compensation for John J. Corkrean, Executive Vice President and Chief Financial Officer of the Company:

●	Annual Base Salary effective July 16, 2018: $510,000

●

Effective July 16, 2018, Mr. Corkrean’s target incentive opportunity under the Company’s short-term incentive plan was increased from 65% to 75% of his base salary with a maximum incentive opportunity of up to 150% of his base salary under the STIP for the Company’s 2018 fiscal year.

●

Effective for any long-term incentive grants awarded in January, 2019 and thereafter, the target value of Mr. Corkrean’s stock-based awards under the Company’s Annual and Long-Term Incentive Plan (the “LTIP”), was increased from $500,000 to $750,000.

Item 9.01.       Financial Statements and Exhibits.

(d)      Exhibits.

              99.1             Press Release, dated July 12, 2018, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 12, 2018, issued by H.B. Fuller Company